PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-54662



                              [HOLDRS RETAIL logo]



                        1,000,000,000 Depositary Receipts
                            Retail HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Retail HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Retail HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                              Share      Trading
                Name of Company(1)                Ticker     Amounts     Market
     ----------------------------------------     ------     -------     ------
     Albertson's, Inc.                             ABS          8         NYSE
     Amazon.com, Inc.                              AMZN         7        NASDAQ
     Best Buy Co., Inc.                            BBY          9         NYSE
     Costco Wholesale Corporation                  COST         8        NASDAQ
     CVS Corporation                               CVS         14         NYSE
     Federated Department Stores(1)                 FD        5.869       NYSE
     Kohl's Corporation                            KSS          6         NYSE
     Limited Brands, Inc.                          LTD          8         NYSE
     Lowe's Companies, Inc.                        LOW         14         NYSE
     RadioShack Corporation                        RSH          3         NYSE
     Safeway Inc.                                  SWY          9         NYSE
     Target Corporation                            TGT         16         NYSE
     The Gap, Inc.                                 GPS         16         NYSE
     The Home Depot, Inc.                           HD         40         NYSE
     The Kroger Co.                                 KR         15         NYSE
     The TJX Companies, Inc.                       TJX         10         NYSE
     Walgreen Co.                                  WAG         19         NYSE
     Wal-Mart Stores, Inc.                         WMT         36         NYSE


(1) Effective June 15, 2006, deposits of Federated Department Stores Common Stock (NYSE ticker symbol "FD") for creation of Retail HOLDRS will increase to
11.738 FD (instead of 5.869 FD) per round lot of 100 Retail HOLDRS due to the 2 for 1 stock split of Federated Department Stores.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2006.